EXHIBIT 10.1
                                                                    ------------




                               NOTICE OF AMENDMENT
                                       TO
                                GRANTS AND AWARDS

         This Notice of Amendment to Grants and Awards, dated as of October 10, 2006, (this "Notice") modifies that certain: (i) Stock Option Grant, granting the option to purchase a maximum of 127,100 shares of Darling International Inc. (the "Company") common stock to Randall C. Stuewe ("Employee") on November 19, 2004 (the "2004 Stock Option Grant"), (ii) Restricted Stock Award, granting a maximum of 104,400 shares of the Company common stock to Employee on November 19, 2004 (the "Restricted Stock Award"), (iii) Stock Option Grant, granting the option to purchase a maximum of 82,600 shares of the Company common stock to Employee on June 16, 2005 (the "2005 Stock Option Grant") and (iv) Integration Success Incentive Award, granting a maximum of 100,000 shares of the Company common stock to Employee on March 9, 2006 (the "Incentive Award" and together with the 2004 Stock Option Grant, the Restricted Stock Award and the 2005 Stock Option Grant, the "Grants and Awards").


         WHEREAS, Employee was granted (i) the 2004 Stock Option Grant and the 2005 Stock Option Grant under the Company's 2004 Omnibus Incentive Plan (the "Plan") and the Stock Option Agreement Reference 001 (the "Stock Option Agreement"), (ii) the Restricted Stock Award under the Plan and the Restricted Stock Award Agreement Reference 001 (the "Restricted Stock Award Agreement") and
(iii) the Incentive Award under the Plan and the Integration Success Incentive Award Plan (the "Integration Success Plan"); and

         WHEREAS, the Compensation Committee of the Company's Board of Directors has resolved to amend the Grants and Awards as provided herein.

         NOW, THEREFORE, the Grants and Awards are amended as set forth below:

         1. The "Vesting Accelerator" provision in each of the 2004 Stock Option Grant and the 2005 Stock Option Grant is modified to provide that the option shall become 100% vested with respect to the total number of shares of the Company common stock (the "Shares") subject to the applicable option grant if Employee's Service (as defined in the Stock Option Agreement) is terminated because of Employee's permanent disability (as defined in the Stock Option Agreement) or in the event of Employee's death.

         2. The "Vesting Accelerator" provision in the Restricted Stock Award is modified to provide that the Restricted Stock Award shall vest, and the Right of Repurchase (as defined in the Restricted Stock Award Agreement) shall lapse, with respect to 100% of the total number of Shares subject to the Restricted Stock Award if Employee's Service (as defined in the Restricted Stock Award Agreement) is terminated because of Employee's permanent disability (as defined in the Restricted Stock Award Agreement) or in the event of Employee's death.


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         3. The "Payment Qualifiers" provision in the Incentive Award is modified to provide that the Shares subject to the Incentive Award shall be paid if Employee's Service is terminated because of Employee's permanent disability or in the event of Employee's death. For purposes of this Paragraph 3, the terms "Service" and "disability" shall have the meaning set forth in the Restricted Stock Award Agreement.

         4. Except as expressly amended or modified hereby, the Grants and Awards shall remain in full force and effect.



                                            DARLING INTERNATIONAL INC.


                                            By: /s/ Mitchell C. Kilanowski
                                               ---------------------------------
                                                Mitchell C. Kilanowski
                                                Executive Vice President,
                                                Commodities